Exhibit 10.1
EXECUTION VERSION

SECOND LIEN PLEDGE AND SECURITY AGREEMENT
dated as of
December 10, 2009
among
CENTURY ALUMINUM COMPANY,
the other Pledgors party hereto
and
WILMINGTON TRUST COMPANY,
as Collateral Agent for the
Trustee and the Holders of Century Aluminum Company’s
8% Senior Secured Notes due 2014

     This SECOND LIEN COLLATERAL PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”) is made and entered into as of December 10, 2009 by Century Aluminum Company, a Delaware corporation (with its successors, the “Company”), the Guarantors listed on the signature pages hereof (each, together with its successors, a “Pledgor” and, collectively with the Company and any other Person that becomes a Pledgor hereunder from time to time pursuant to Section 18, the “Pledgors”), in favor of Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”) under the Indenture referred to herein, in its capacity as collateral agent (the “Collateral Agent”) for the Trustee and the holders from time to time (the “Holders”) of the Notes (as defined herein), issued by the Company under the Indenture referred to below.
WITNESSETH
     WHEREAS, the Pledgors and the Trustee have entered into that certain indenture dated as of December 10, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Company is issuing $245,475,800 aggregate principal amount of 8% Senior Secured Notes due 2014 (the “Notes”);
     WHEREAS, the Company and certain Subsidiaries of the Company may, in the future, enter into one or more Intercreditor Agreements in form substantially similar to that provided in Exhibit C to the Indenture (as each may be amended, amended and restated, supplemented or otherwise modified from time to time, an “Intercreditor Agreement” and collectively, the “Intercreditor Agreements”), with a First-Lien Agent (in each case, as defined therein), the Trustee and the Collateral Agent;
     WHEREAS, each Pledgor is the owner of (i) the Equity Interests of Subsidiaries of the Company (the “Initial Pledged Equity”) set forth opposite such Pledgor’s name on and otherwise described in Part A of Schedule I hereto and issued by the Persons named therein and (ii) the indebtedness owed by Subsidiaries of the Company that are not Guarantors (as defined in the Indenture) to such Pledgor (the “Initial Pledged Debt”) set forth opposite such Pledgor’s name on and as otherwise described in Part B of Schedule I hereto and issued by the obligors named therein;
     WHEREAS, the Pledgors have established an account (the “Collateral Proceeds Account”) with Wilmington Trust Company, at its office at 1100 North Market Street, Rodney Square North, Wilmington, DE, 19890-1615, Account No. 095190-001, in the name of “Century Aluminum Co. 8% - Collateral Proceeds A/C”;
     WHEREAS, subject to the terms of the Intercreditor Agreements, pursuant to the Indenture, the Pledgors are required to deposit into the Collateral Proceeds Account amounts constituting (i) cash proceeds from the sale, lease, transfer, or other disposition (or series of related sales, leases, transfers or other dispositions) of Collateral (as defined herein) having an aggregate fair market value (as determined under the Indenture) of more than $10 million, (ii) cash proceeds in excess of $10 million of any Collateral (as defined herein) taken by eminent domain, expropriation or other similar governmental taking and (iii) cash proceeds of $10 million or more of insurance upon any part of the Collateral (as defined herein) (collectively, the “Cash Proceeds”); and
     WHEREAS, to secure the payment and performance of all of its Secured Obligations (as defined herein), the Pledgors have agreed (i) to pledge to the Collateral Agent for the benefit of the Secured Parties (as defined herein), a security interest in the Collateral (as defined herein) and (ii) to execute and deliver this Pledge Agreement;
     NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the initial Holders of the Notes to purchase the Notes, each Pledgor hereby agrees with the Collateral Agent for the benefit of the Secured Parties, as follows:
     Section 1. Defined Terms. Capitalized terms used and not defined in this Pledge Agreement have the meanings set forth or referred to in the Indenture.
     (a) Unless otherwise defined herein or in the Indenture, terms used in the UCC (as defined below) are used in this Pledge Agreement as such terms are defined in the UCC.
     (b) The following terms used herein have the meanings set forth below:
     “Cash Proceeds” has the meaning assigned to such term in the recitals.
     “CFC” has the meaning assigned to such term in the definition of “Excluded Collateral”.
     “Collateral” has the meaning assigned to such term in Section 2.
     “Collateral Agent” has the meaning assigned to such term in the preamble.
     “Collateral Proceeds Account” has the meaning assigned to such term in the recitals.
     “Company” has the meaning assigned to such term in the preamble.
     “Excluded Equipment” has the meaning assigned to such term in the definition of “Excluded Property”.
     “Excluded Notes” has the meaning assigned to such term in the definition of “Excluded Property”.

     “Excluded Property” means
     (a) any of the outstanding capital stock of a “controlled foreign corporation” (“CFC”) (or equity of any pass-through entity owner thereof) of any Pledgor under Section 957 of the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder, or any entity all or substantially all of the assets of which are CFCs, and any entity which would be a CFC except for any alternate classification under Treasury Regulation 301.7701-3, or any successor provisions to the foregoing, in excess of 65% of the voting power of all classes of capital stock of such CFC entitled to vote (or equity of any pass-through entity owner of a CFC);
     (b) any item of Equipment listed on Schedule II, as supplemented from time to time (such Equipment being “Excluded Equipment”); provided that the aggregate book value of the items listed therein, as such Schedule may be supplemented from time to time, at any time outstanding does not exceed 5% of the aggregate book value of (i) all equipment of the Pledgors at such time plus (ii) all real property of the Pledgors at such time;
     (c) Motor Vehicles;
     (d) any individual item of moveable Equipment (including office Equipment) with a book value of less than $10,000 per item;
     (e) any Equipment to the extent that the grant of a security interest therein is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such Equipment, except to the extent that such term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; and
     (f) any intercompany notes issued by a Subsidiary of the Company that is not a Guarantor to a Pledgor and listed on Schedule III, as supplemented from time to time (such intercompany notes being “Excluded Notes”); provided that the aggregate principal amount of such items listed therein, as supplemented from time to time, at any time outstanding does not exceed 2% of the aggregate principal amount of all such intercompany indebtedness that would constitute Pledged Debt at the time then outstanding;
provided, however, that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a)

through (f) that constitute Collateral (unless such proceeds, substitutions or replacements would themselves constitute Excluded Property referred to in clauses (a) through (f)).
     “Federal Book Entry Regulations” means the federal regulations contained in Subpart B governing book-entry securities consisting of U.S. Treasury bills, notes and bonds and Subpart D of 31 C.F.R. Part 357, 31 C.F.R. § 357.2, § 357.10 through § 357.14 and § 357.41 through § 357.44.
     “Holders” has the meaning assigned to such term in the preamble.
     “Indenture” has the meaning assigned to such term in the recitals.
     “Initial Pledged Debt” has the meaning assigned to such term in the recitals.
     “Initial Pledged Equity” has the meaning assigned to such term in the recitals.
     “Intercreditor Agreements” has the meaning assigned to such term in the recitals.
     “Liquid Investments” means (i) United States Treasury bills, notes or bonds held in TRADES (or any security entitlement with respect thereto) that mature within six months of their date of acquisition hereunder and (ii) money-market funds, at least 95% of the assets of which are U.S. Government Obligations (or any security entitlement with respect thereto), (iii) securities issued or fully guaranteed or insured by the United States government or any political subdivision, agency or instrumentality thereof, (iv) securities issued or fully guaranteed or insured by any state, commonwealth or territory of the United States of America or any political subdivision, agency or instrumentality of any such state, commonwealth or territory having, at the time of acquisition, an investment grade rating from either Standard & Poor’s Ratings Group (a division of The McGraw Hill Companies Inc.) or any successor rating agency (“S&P”) or Moody’s Investors Service, Inc. or any successor rating agency (“Moody’s”) (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Collateral Agent in its reasonable judgment), (v) time deposits, certificates of deposit or bankers’ acceptances of any commercial bank having capital and surplus in excess of $500,000,000, or (vi) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of any other nationally recognized rating agency), in each case held by the Collateral Agent in the manner required by Section 5.
     “Motor Vehicles” means all vehicles covered by a certificate of title law of any state.
     “Notes” has the meaning assigned to such term in the recitals.
     “Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to the Company or other counsel addressed and delivered to the Collateral Agent.
     “Perfection Certificate” means, with respect to any Pledgor, a certificate substantially in the form of Exhibit B, completed and supplemented with schedules, if any, contemplated thereby and signed by an officer of such Pledgor.
     “Pledge Agreement” has the meaning assigned to such term in the preamble.
     “Pledged Collateral” means, collectively, Pledged Debt and Pledged Equity.
     “Pledged Debt” has the meaning assigned to such term in Section 2.
     “Pledged Equity” has the meaning assigned to such term in Section 2.
     “Pledgor” and “Pledgors” have the meanings assigned to such terms in the preamble.
     “Post-Default Rate” means the interest rate owed on any overdue payments of principal or interest on the Notes as provided therein.
     “Secured Obligations” means (a) in the case of the Company, (i) all Obligations under the Notes, (ii) all other amounts now or hereafter payable by the Company hereunder or under the Indenture or any other Collateral Agreement, and (iii) all other obligations, liabilities, covenants and duties of the Company hereunder and the Indenture or any other Collateral Agreement, (b) in the case of each Pledgor other than the Company, the Obligations of such Pledgor under its “note guaranty” (as defined in the Indenture) or any other Collateral Agreement and (c) in the case of each Pledgor, (i) all obligations and liabilities of such Pledgor under the Credit Agreement designated by the Company or such other Pledgor pursuant to Section 19 of this Pledge Agreement and any other agreement, document or instrument entered into by any Pledgor in connection with such

Credit Agreement and (ii) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.
     “Secured Parties” means the Collateral Agent, the Trustee and the Holders.
     “Security Interests” means the security interests in the Collateral granted hereunder securing the Secured Obligations.
     “Trustee” has the meaning assigned to such term in the preamble.
     “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdictions for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
     “U.S. Government Obligations” means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America.
     Section 2. Pledge and Grant of Security Interest; Intercreditor Agreements. In order to secure the Secured Obligations, each Pledgor hereby pledges to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a continuing security interest in and to all of such Pledgor’s right, title and interest in and to all of the following, whether now owned or hereafter acquired by such Pledgor, wherever located and whether now or hereafter existing or arising (hereinafter collectively referred to as the “Collateral”):
     (i) all Equipment;
     (ii) (x) the Initial Pledged Equity and certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto; and (y) all additional shares of stock and other Equity Interests of existing or newly-acquired or created Subsidiaries of the Company from time to time acquired by such Pledgor in any manner (such shares and other equity interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests and all warrants, rights or options issued thereon or with respect thereto;
     (iii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash instruments and other property from time to time received receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt, and all additional indebtedness from time to time owed to such Pledgor by any Subsidiary of the Company that is not a Guarantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt;
     (iv) such Pledgor’s interest in (x) the Collateral Proceeds Account; (y) all cash monies, investment property, instruments and financial assets (including, without limitation, the Liquid Investments) held in the Collateral Proceeds Account; and (z) all Cash Proceeds, whether or not held in the Collateral Proceeds Account;
     (v) all books and records (including computer materials and records) of such Pledgor pertaining to any of its Collateral); and
     (vi) all proceeds of the Collateral described in the foregoing clauses (i) through (iv);
provided that notwithstanding anything herein to the contrary, Excluded Property is excluded from the foregoing grant of security interest and the definition of “Collateral.”
     (b) Anything contained herein to the contrary notwithstanding, the relative rights and remedies of the Collateral Agent hereunder and any First Lien Agent (in each case, as defined in the Intercreditor Agreements) shall be subject to and governed by the terms of the applicable Intercreditor Agreement, at any time such Intercreditor Agreement is in effect. In the event of any inconsistency between the terms hereof and any Intercreditor Agreement, such Intercreditor Agreement shall control at any time such Intercreditor Agreement is in effect.

     Section 3. Security for Obligations. This Pledge Agreement and the grant of a security interest in the Collateral hereunder secures the prompt and complete payment and performance by each Pledgor of such Pledgor’s Secured Obligations.
     Section 4. Delivery and Control of Pledged Collateral. (a) Subject to the terms of the Intercreditor Agreements, all certificates or instruments representing or evidencing existing Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in form suitable for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, except to the extent that such transfer or assignment is prohibited by applicable law. The Collateral Agent hereby agrees to deliver to the First Lien Agent (as defined in the applicable Intercreditor Agreement) any and all certificates or instruments representing or evidencing Pledged Collateral (and to otherwise deliver any other Collateral over which it has “control” at such time) it has received pursuant to this Pledge Agreement that are specified to be delivered upon the effective date of the applicable Intercreditor Agreement.
     (b) At any time when an Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreements, the Collateral Agent may (and to the extent that action by it is required, the relevant Pledgor, if directed to do so by the Collateral Agent (as directed in writing by the Trustee in accordance with the Indenture), will as promptly as practicable) cause each of the Pledged Equity (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Each Pledgor will take any and all actions reasonably requested by the Collateral Agent (as directed in writing by the Trustee in accordance with the Indenture) to facilitate compliance with this Section. If the provisions of this Section are implemented, Section 4(b) shall not thereafter apply to any Pledged Equity that is registered in the name of the Collateral Agent or its nominee. The Collateral Agent will promptly give to the relevant Pledgor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Equity registered in the name of the Collateral Agent or its nominee. In addition, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreements, to convert Pledged Collateral consisting of financial assets credited to any securities account or deposit account to Pledged Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Pledged Collateral consisting of financial assets held directly by the Collateral Agent to Pledged Collateral consisting of financial assets credited to any securities or commodity account.

     (c) All Pledged Collateral, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed.
     (d) If and so long as the Collateral includes any Equity Interest in, or other investment property issued by, a legal entity organized under the laws of a jurisdiction outside the United States or the relevant Pledgor will upon the request of the Collateral Agent, and subject to the terms of the Intercreditor Agreements, take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Lien on such Collateral ranks prior to all Liens (except as permitted under the Indenture) and rights of others therein.
     (e) Any limited liability company and any partnership controlled by any Pledgor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the UCC, or (b) certificate any Equity Interests in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Pledgor and pledged hereunder is certificated or becomes certificated, each such certificate, subject to the terms of the Intercreditor Agreements, shall be delivered to the Collateral Agent pursuant to this Section 4 and such Pledgor and the Collateral Agent, as applicable, shall fulfill all other requirements under this Section 4 applicable in respect thereof.
     (f) Subject to the Intercreditor Agreements, when such Pledgor delivers the certificate representing any Pledged Equity owned by it to the Collateral Agent and complies with Section 4(a) in connection with such delivery, (i) the Lien on such Pledged Equity will be perfected, subject to no prior Liens other than Permitted Liens or rights of others, (ii) the Collateral Agent will have control of such Pledged Equity and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.
     Section 5. Maintaining the Collateral Proceeds Account. Subject to the terms of the Intercreditor Agreements, so long as any Secured Obligation shall remain outstanding:
     (a) Prior to or concurrently with the execution and delivery hereof, the Collateral Agent shall establish the Collateral Proceeds Account on its books as a separate account segregated from all other custodial or collateral accounts at its office at Wilmington Trust Company, at its office at 1100 North Market Street, Rodney Square North, Wilmington, DE, 19890-1615. The Company and the

Collateral Agent will maintain the Collateral Proceeds Account as a securities account with Wilmington Trust Company in the State of New York.
     (b) Except as otherwise provided in the Indenture and subject to the terms of the Intercreditor Agreements, no amount shall be paid or released to or for the account of, or withdrawn by or for the account of, any Pledgor or any other Person from the Collateral Proceeds Account.
     (c) The Collateral Proceeds Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.
     (d) Subject to the Intercreditor Agreements and to the other terms and conditions of this Pledge Agreement, all Cash Proceeds and proceeds thereof held by the Collateral Agent pursuant to this Pledge Agreement shall be held in the Collateral Proceeds Account subject to the exclusive dominion and control of the Collateral Agent and exclusively for the ratable benefit of the Secured Parties and, to the extent required by applicable law to ensure perfection of the Security Interest, segregated from all other funds or other property otherwise held by the Collateral Agent.
     (e) Nothing contained in this Pledge Agreement shall (i) afford any Pledgor any right to issue entitlement orders with respect to any of the security entitlements constituting Collateral or any securities account in which any such security entitlement may be carried, or otherwise afford any Pledgor control of any such security entitlement or securities account or (ii) otherwise give rise to any rights of such Pledgor with respect to such security entitlements or any securities account in which any such security entitlement may be carried, other than each Pledgor’s rights under this Pledge Agreement as the beneficial owner of Collateral pledged to and subject to the exclusive dominion and control of the Collateral Agent in its capacity as such (and not as a securities intermediary). Each Pledgor acknowledges, confirms and agrees that the Collateral Agent is an entitlement holder of the Collateral solely as Collateral Agent and not as a securities intermediary.
     (f) Amounts on deposit in the Collateral Proceeds Account shall be invested and re-invested from time to time in Liquid Investments pursuant to Section 5(g), which Liquid Investments shall be held in the name and be under the control of the Collateral Agent pursuant to the provisions of this Section 5, provided that, if an Event of Default has occurred and is continuing, the Collateral Agent shall, if instructed by the Trustee, liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 14.
     (g) Not later than three Business Days after any receipt by the Collateral Agent of Cash Proceeds or proceeds of any Liquid Investments made hereunder for deposit in the Collateral Proceeds Account, the Collateral Agent shall invest such funds in the Wilmington U. S. Government Money Market Fund (Service Class Shares); provided that, if, prior to the time of such investment, the Collateral Agent receives written notice from the Company specifying an alternative Liquid Investment, the Collateral Agent shall invest such cash in the specified Liquid Investment promptly, but in any event within two Business Days after receipt of such notice. The Collateral Agent shall not be liable or responsible for any loss, cost or penalty resulting from any sale or liquidation of the funds in the Collateral Proceeds Account or for loss in the value of any investment or reinvestment of the funds in the Collateral Proceeds Account made by the Collateral Agent pursuant to this agreement in good faith in accordance with the terms hereof, including, but not limited to, any liability for any delays (not resulting from its negligence or willful misconduct) in the investment or reinvestment of the funds in the Collateral Proceeds Account, or any loss of interest incident to such delays.
     (h) All Cash Proceeds required to be delivered to the Collateral Agent pursuant to the Indenture or any Collateral Agreement, including this Pledge Agreement, shall be deposited in the Collateral Proceeds Account but shall be subject to release by the Collateral Agent in accordance with the terms of the Indenture and any Intercreditor Agreement.
     (i) Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Collateral Proceeds Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Proceeds Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Proceeds Account together with any Liquid Investments from time to time made pursuant to this Section 5 shall vest in the Collateral Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations unless and until applied thereto as hereinafter provided.
     Section 6. As to Equipment.
     (a) Each Pledgor will keep its Equipment having a value in excess of $5 million at the places therefor specified in Schedule IV, or, upon 10 days’ prior written notice to the Collateral Agent, at such other places designated by such Pledgor in such notice.

     (b) Each Pledgor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against its Equipment if and to the extent that payment thereof is required by the terms of the Indenture.
     Section 7. Representations and Warranties. Each Pledgor hereby represents and warrants that:
     (a) Such Pledgor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction in its Perfection Certificate.
     (b) Such Pledgor’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number as of the date hereof is set forth in its Perfection Certificate. Within the twelve months preceding the date hereof, such Pledgor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in its Perfection Certificate hereto except as indicated in its Perfection Certificate.
     (c) The execution and delivery by each Pledgor of, and the performance by such Pledgor of its obligations under, this Pledge Agreement will not (i) contravene (A) any provision of applicable law, (B) the certificate of incorporation or by-laws (or other organizational documents in the case of any non-corporate Pledgor) of any Pledgor, (C) any agreement or other instrument binding upon any Pledgor or any of its subsidiaries or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except, in the cases of (C) and (D), for contraventions that would not have a material adverse effect on the Company and its Subsidiaries taken as a whole or the Security Interests or (ii) result in the creation or imposition of any Lien on any assets of any Pledgor, except for the Security Interests granted under this Pledge Agreement.
     (d) No consent, approval, authorization, order of, action by notice to, filing or qualification with, any governmental authority, regulatory body, agency or other Person is required for (i) the execution, delivery or performance by any Pledgor of its obligations under this Pledge Agreement, (ii) the grant by any Pledgor of the Security Interest, (iii) the perfection or maintenance of the Security Interest (including the second priority nature (to the extent set forth in the Intercreditor Agreements) of such Security Interest) or (iv) the exercise by the Collateral Agent of its voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge

Agreement, except (x) as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally, (y) the filings of UCC-1 financing statements in the applicable filing offices for each Pledgor and (z) those for which the failure to obtain, take, provide notice to or filing or qualification with would not have a material adverse effect on the Company and its Subsidiaries taken as a whole or the Security Interests.
     (e) Each Pledgor is the beneficial owner of the Collateral pledged by it hereunder, free and clear of any Lien, claim, option or right of any Person (except for the Security Interests and any Permitted Liens). No financing statement or instrument similar in effect covering all or any part of such Collateral is on file in any public or recording office, other than (i) any financing statements filed from time to time pursuant to this Pledge Agreement and the other Collateral Agreements and (ii) any financing statements filed from time to time in favor of any First Lien Agent (as defined in the Intercreditor Agreements) or are otherwise permitted under the Indenture.
     (f) This Pledge Agreement has been duly authorized, validly executed and delivered by each Pledgor and constitutes a valid and binding agreement of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally (regardless of whether considered in an action at law or in equity) and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
     (g) Assuming compliance by the Collateral Agent with its agreements hereunder and when UCC financing statements have been filed in the filing offices specified in the Perfection Certificate, the pledge and grant by each Pledgor of a Security Interest in the Collateral pursuant to this Pledge Agreement for the ratable benefit of the Secured Parties will constitute a valid and perfected security interest in such Collateral, securing the payment of the Secured Obligations of such Pledgor, enforceable as such against all creditors of such Pledgor (and any persons purporting to purchase any of the Collateral from such Pledgor), subject to no other Liens other than Permitted Liens.
     (h) With respect to each Pledgor, Schedule I Part A lists all Equity Interests in Subsidiaries of the Company owned by such Pledgor as of the date hereof.
     (i) All Pledged Equity owned by such Pledgor are owned by it free and clear of any Lien other than (i) the Permitted Liens and (ii) any inchoate tax liens. All Pledged Equity pledged by such Pledgor hereunder has been duly authorized and validly issued and are fully paid and non assessable. Any Pledged Debt pledged by such Pledgor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and the promissory notes evidencing such Pledged Debt have been delivered to the Collateral Agent (subject to the terms of the Intercreditor Agreements) and is not in default.
     (j) Such Pledgor’s Collateral is insured as required by the Indenture.
     (k) Such Pledgor has delivered a Perfection Certificate to the Collateral Agent. With respect to each Pledgor, the information set forth therein is correct and complete in all material respects as of the date hereof.
     Section 8. Further Assurances. (a) Each Pledgor agrees that subject to the Intercreditor Agreements from time to time, at its own expense, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or required by applicable law, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral after the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, each Pledgor will: (i) if any Collateral shall be evidenced by a promissory note or other instrument, subject to the Intercreditor Agreements and Section 4 of this Pledge Agreement, deliver and pledge to the Collateral Agent hereunder such note or instrument, duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or required by applicable law or as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby; (iii) subject to the Intercreditor Agreements and Section 4 of this Pledge Agreement, deliver and pledge to the Collateral Agent for the benefit of the Secured Parties certificates representing Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and (iv) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by Pledgor under this Pledge Agreement has been taken.
     (b) Each Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law. A photocopy or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have no responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.
     (c) The Company will promptly pay all reasonable costs incurred in connection with any of the foregoing within 30 days of receipt of a detailed invoice therefor. Each Pledgor also agrees, whether or not requested by the Collateral Agent, to take all actions that are necessary to perfect or continue the perfection of, or to protect the second priority (to the extent set forth in the Intercreditor Agreements) of, the Collateral Agent’s Security Interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent or such rights, claims or interest permitted under the Indenture).
     (d) Such Pledgor will not (i) change its name or organizational form or structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person (except the First-Lien Agents (as defined in any Intercreditor Agreement)), unless it shall have given the Collateral Agent prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 8(e).
     (e) At least 10 days before it takes any action contemplated by Section 8(c), such Pledgor will, at the Company’s expense, cause to be delivered to the Collateral Agent an Opinion of Counsel, in form and substance satisfactory to the Collateral Agent, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Security Interests against all creditors of and purchasers from such Pledgor after it takes such action (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) except as otherwise permitted by the Indenture, such action will not adversely affect the perfection or priority of the Security Interests on any Collateral to be owned by such Pledgor after it takes such action or the accuracy of such Pledgor’s representations and warranties herein relating to such Collateral.

     Section 9. Covenants. Each Pledgor covenants and agrees with the Collateral Agent for the benefit of the Secured Parties that, from and after the date of this Pledge Agreement until the payment in full in cash of all Obligations due and owing under the Indenture and the Notes, it will not:
     (a) sell or otherwise dispose of, and will not purport to sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, except for any disposition permitted by Sections 4.10 or 4.13 of the Indenture;
     (b) create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the Security Interests and any Permitted Liens);
     (c) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Collateral Agent’s rights or remedies hereunder, including, without limitation, the Collateral Agent’s right to sell or otherwise dispose of the Collateral (other than the Intercreditor Agreements); or
     (d) permit any issuer of Pledged Equity pledged by such Pledgor to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer except to such Pledgor or its Affiliates, and subject to the terms of this Pledge Agreement, pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities constituting Pledged Equity acquired by such Pledgor in any manner (including taking such actions with respect thereto as are set forth in Section 4 hereof).
     Section 10. Right to Vote Securities. (a) Subject to the terms of the Intercreditor Agreements, unless an Event of Default shall have occurred and be continuing, each Pledgor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Equity owned by it and the financial asset underlying any pledged security entitlement owned by it.
     (b) If an Event of Default shall have occurred and be continuing and subject to the Intercreditor Agreements, the Collateral Agent will have the exclusive right to the extent permitted by law to vote, to give consents, ratifications and waivers and to take any other action with respect to the pledged investment property, the other Pledged Equity and the financial assets underlying the pledged security entitlements, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Pledgor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

     Section 11. Authority to Administer Collateral. Each Pledgor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Pledgor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Company’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Pledgor’s Collateral, subject to the Intercreditor Agreements:
     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,
     (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,
     (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and
     (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;
provided that, the Collateral Agent or its designee will give the relevant Pledgor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.
     Section 12. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Collateral Agent hereunder are solely to preserve and protect the Security Interest of the Secured Parties in and to the Collateral granted hereby and to deliver certain Collateral as set forth in Section 4 of this Pledge Agreement and shall not be interpreted to, and shall not impose any duties on the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for its own account, it being understood that the Collateral Agent in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment. The Collateral Agent shall not be responsible for the sufficiency of the Collateral (other than with respect to the requirements to deliver possessory Collateral as set forth in Section 4 of this Pledge Agreement) or this Pledge Agreement and shall be entitled to all the rights, benefits, privileges and immunities accorded to the Trustee under Article 7 of the Indenture.
     Section 13. Indemnity. Without limitation of its indemnification under the Indenture, each Pledgor, jointly and severally, shall indemnify, hold harmless and defend the Collateral Agent and its directors, officers, agents and employees, from and against, and shall pay on demand any and all claims, actions, obligations, losses, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees, costs and damages arising from the Collateral Agent’s performance as Collateral Agent under this Pledge Agreement, except (i) to the extent that such claim, action, obligation, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such indemnified person’s negligence or willful misconduct or (ii) if such claim, action, obligation, loss, liability or expense resulted from the Collateral Agent’s failure to comply with any of its obligations under Section 4 of this Pledge Agreement. This indemnification shall survive the termination of this Pledge Agreement.
     Section 14. Remedies upon Event of Default. (a) Subject to the terms of the Intercreditor Agreements, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or so such sub-agents) under the Collateral Agreements.
     (b) Without limiting the generality of the foregoing, subject to the terms of the Intercreditor Agreements, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, any Secured Party may be the purchaser of any or all of the Collateral at any such sale and (with the consent of the Collateral Agent, which may be withheld in its discretion) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Pledgor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.
     (c) If the Collateral Agent sells any of the Collateral upon credit, the Pledgors will be credited only with payment actually made by the purchaser, received by the Collateral Agent and applied in accordance with this Section 14. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the same, subject to the same rights and duties set forth herein.
     (d) Notice of any such sale or other disposition shall be given to the relevant Pledgor(s) as (and if) required by Section 11.

     (e) Subject to the Intercreditor Agreements, the proceeds of any sale of, or other realization upon, all or any part of the Collateral pursuant to this Section 14 and any cash held in the Collateral Proceeds Account at such time shall be applied by the Collateral Agent in the following order of priorities:
     (i) First: to the payment of all expenses of such sale, including compensation of the Collateral Agent or such other Person conducting such sale, and attorneys’ fees and expenses incurred by such Person, together with interest on any such expenses paid by such Person at the Post-Default Rate from the date paid by such Person through the date repaid to such Person;
     (ii) Second: to the payment of the expenses and other amounts payable under Section 14; and
     (iii) Third: to the Trustee to be held, applied and disbursed in accordance with Section 6.10 of the Indenture.
     (f) Subject to the terms of the Intercreditor Agreements, the Collateral Agent may, without notice to the Pledgors except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the Collateral Proceeds Account or any part thereof.
     (g) Each Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make any disposition any portion of the Collateral pursuant to this Section 14 valid and binding and in compliance with any and all other applicable requirements of law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against each Pledgor, and, to the extent permitted by law, each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred and is continuing or that such covenants need to be performed in accordance with the Intercreditor Agreements.
     (h) Each Pledgor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent and the other Secured Parties by reason of the failure by such Pledgor to perform any of the covenants contained in this Section 14 and, consequently, agrees that, if such

Pledgor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Collateral on the date the Collateral Agent, subject to the terms of the Intercreditor Agreements, shall demand compliance with this Section 14.
     Section 15. Expenses. Each Pledgor, jointly and severally, agrees that it will, within 30 days of demand therefor, pay to the Collateral Agent the amount of any and all reasonable and duly documented expenses, including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Collateral Agent, that the Collateral Agent may incur in connection with (a) the administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, if in the case of such custody or preservation, the Collateral Agent shall have complied with its obligations in Section 12 and, if applicable, Section 4 of this Pledge Agreement (c) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder and (d) the failure by any Pledgor to perform or observe any of the provisions hereof.
     Section 16. Security Interest Absolute. All rights of the Collateral Agent and the other Secured Parties and the pledges, assignments and security interests hereunder, and all obligations of the Pledgors hereunder, shall be irrevocable, absolute and unconditional irrespective of and each Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:
     (a) any lack of validity or enforceability of the Indenture or Notes or any other agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or Notes or any other agreement or instrument relating thereto;
     (c) any taking, exchange, surrender, release or non-perfection of any Liens on any Collateral or any other collateral for all or any of the Secured Obligations;
     (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other assets of such Pledgor (other than as provided in the Intercreditor Agreements);

     (e) any change, restructuring or termination of the corporate structure or existence of such Pledgor; or
     (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent, the Trustee, any Holder of the Notes or any other Person, which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or of this Pledge Agreement.
     Section 17. Continuing Security Interest; Termination. (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Pledge Agreement or the Indenture, remain in full force and effect until the payment in full in cash of the Secured Obligations.
     (b) Subject to the terms of the Intercreditor Agreements, upon the consummation of any sale, transfer or other disposition of Collateral that is permitted by Sections 4.10 or 4.13 of the Indenture, the Collateral Agent shall release the applicable Collateral (but not any proceeds thereof) to be sold, transferred or disposed of. Any such release shall not require the consent of any Holder of the Notes.
     (c) In connection with any release of Collateral, the Company shall comply with Section 12.05 of the Indenture and the terms of the Intercreditor Agreements.
     Section 18. Additional Pledgors. If a newly acquired or created Subsidiary provides a note guaranty pursuant to the Indenture, such Person shall immediately become a party hereto by signing and delivering to the Collateral Agent a Pledge Agreement Supplement, substantially in the form of Exhibit A, whereupon such Subsidiary shall become a “Pledgor” as defined herein.
     Section 19. Additional Secured Obligations. Subject to the Indenture, the Company and any other Pledgor may from time to time designate its obligations under the Credit Agreement and any related loan documents as additional Secured Obligations for all purposes hereof by delivering to the Collateral Agent an Officer’s Certificate that (i) identifies the Credit Agreement and related loan documents, specifying the name and address of the agent thereunder, the principal amount thereof to be secured, and the maturity date thereof, (ii) states that the Company’s and such other Pledgors’ obligations thereunder are designated as Secured Obligations for purposes hereof and that such designation is permitted under the Indenture.

     Section 20. Successors and Assigns. This Pledge Agreement shall be binding upon each Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, transferees and assigns. If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Collateral Agent with the same effect as if the successor Collateral Agent had been named as the Collateral Agent in this Pledge Agreement.
     Section 21. Miscellaneous Provisions.
     (a) Notices. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail or facsimile, addressed as follows or to such other address as shall be designated by any party in a written notice to the other party hereto:
if to the Pledgors:
Century Aluminum Company
2511 Garden Road
Building A Suite 200
Monterey, CA 93940
Fax: (831) 642-9080
Attention: Chief Financial Officer
with copy to:
Century Aluminum Company
2511 Garden Road
Building A Suite 200
Monterey, CA 93940
Fax: (831) 642-9080
Attention: General Counsel
if to the Collateral Agent:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1615

Attn: Corporate Trust Department
Fax: (302) 636-4145
All such notices and other communications shall be deemed given if in writing (i) when delivered in person, (ii) five days after mailing when mailed by first class mail or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Collateral Agent will be effective only upon receipt.
     (b) Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.
     (c) Table of Contents and Headings. The Table of Contents and headings of the Sections of this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
     (d) Counterparts. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Pledge Agreement by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of the same.
     (e) Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Trustee and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.
     (f) Amendments, Waiver and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by any Pledgor from any provision of this Pledge Agreement shall be effective only if in writing, signed by the Collateral Agent and made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. None of the Collateral Agent or any other Secured Party shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any other Secured Party to exercise, in whole or in part, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
     (g) The Company shall have the right to supplement Schedules II and III from time to time, subject to the limits described in the definition of “Excluded Property.”
     (h) Interpretation of Agreement. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.
     (i) Authority of the Collateral Agent. (i) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement (including without limitation Section 4 and Section 12 of this Pledge Agreement), the Intercreditor Agreements or the Indenture, neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to any Pledgor for any action taken or omitted to be taken by the Collateral Agent, in its capacity as Collateral Agent, hereunder, except for its own negligence or willful misconduct, and the Collateral Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons.
     (ii) Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent (other than pursuant to

Section 4 of this Pledge Agreement) or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgors shall not be obligated or entitled to make any inquiry respecting such authority.
     (j) Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other persons (provided that, unless such approval would impair the perfection of the Lien purported to be granted hereunder, the bank or trust company or person or persons appointed shall be approved by the Company, which approval shall not unreasonably withheld), either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 12 and Section 14). Any such co-agent or separate agent shall agree in writing to comply with all of the obligations of the Collateral Agent hereunder applicable to the power and authority it is granted by the Collateral Agent pursuant to this clause (j).
     (k) Rights of Holders of the Notes. No Holder shall have any independent rights hereunder other than those rights granted to individual Holders pursuant to Section 6.07 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.
     (l) Governing Law; Submission to Jurisdiction; Waiver of Damages and Bonds.
     (i) This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law (whether under the UCC as in effect in the State of New York or the Federal Book Entry Regulations) and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

     (ii) Each Pledgor hereby agrees to submit to the jurisdiction of any state or Federal court located in the Borough of Manhattan, City of New York.
     (iii) Each Pledgor agrees that it will not assert any counterclaims, setoffs or crossclaims in any proceeding brought by the Collateral Agent to realize on such property or to enforce a judgment or other court order in favor of the Collateral Agent, except for such counterclaims, setoffs or crossclaims which, if not asserted in any such proceeding, could not otherwise be brought or asserted.
     (iv) Each Pledgor waives any objection that it may have to the location of a court in The City of New York once the Collateral Agent has commenced a proceeding described in this Section 21(l) including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.
     (v) Each Pledgor agrees that no Holder of Notes or (except as otherwise provided in this Pledge Agreement or the Indenture) the Collateral Agent or the Trustee in their respective capacities as such shall have any liability to such Pledgor (whether arising in tort, contract or otherwise) for losses suffered by such Pledgor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Pledge Agreement, or any act, omission or event occurring in connection therewith, except that the Collateral Agent shall be liable if it is determined by a final and nonappealable judgment of a court that is binding on the Collateral Agent that such losses were the result of acts or omissions on the part of the Collateral Agent constituting bad faith, gross negligence (unless otherwise required by the Trust Indenture Act) or willful misconduct.
     (vi) To the extent permitted by applicable law, each Pledgor waives the posting of any bond otherwise required of the Collateral Agent or any other Secured Party in connection with any judicial process or proceeding to enforce any judgment or other court order pertaining to this Pledge Agreement or any related agreement or document entered in favor of any Secured Party or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Pledge Agreement or any related agreement or document between the Pledgors on the one hand and the Secured Parties on the other hand.
[Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

Pledgors: CENTURY ALUMINUM COMPANY
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Senior Vice President

CENTURY ALUMINUM OF WEST VIRGINIA, INC.
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY KENTUCKY, INC.
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY CALIFORNIA, LLC
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

METALSCO, LLC
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

SKYLINER, LLC
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

NSA GENERAL PARTNERSHIP
By:	Skyliner LLC, general partner

By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

HANCOCK ALUMINUM LLC
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP By: Skyliner LLC, general partner
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY ALUMINUM OF KENTUCKY LLC
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY LOUISIANA, INC.
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY ALUMINUM HOLDINGS, INC.
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

VIRGIN ISLANDS ALUMINA CORPORATION LLC
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Attorney-in-fact

Collateral Agent: WILMINGTON TRUST COMPANY, as Collateral Agent
By:	/s/ Lori L. Donahue
	Name:	Lori L. Donahue
	Title:	Assistant Vice President